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                                                                    EXHIBIT 23.5


                        CONSENT OF INDEPENDENT AUDITORS


Educational Medical, Inc.
1327 Northmeadow Parkway, Suite 132
Roswell, GA  30076


     We consent to the reference to our firm under the caption "Experts" and to the use of our report with respect to the combined financial statements of San Antonio College of Medical and Dental Assistants, Inc. and Careers of Texas - El Paso, Inc. dated March 12, 1996, except for Note 1, as to which the date is August 2, 1996, in Post Effective Amendment No. 2 to the Registration Statement on Form S-1 (No. 333-33025) on Form S-3 of Educational Medical, Inc. for the registration of 718,048 shares of its Common Stock.



                                   /s/  Tsakopulos Brown Schott & Anchors
                                   -------------------------------------------
                                        TSAKOPULOS BROWN SCHOTT & ANCHORS



San Antonio, Texas
February 26, 1998